                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This Agreement dated as of August 9, 1996 is entered into by and among Physicians Quality Care, Inc., a Delaware corporation (the "Company"), and the shareholders of the Company listed on the signature page of this Agreement (the "Physicians").

     WHEREAS, the Company and each Physician have entered into either (1) a merger agreement or (ii) an asset purchase agreement and an affiliation agreement of even date herewith (the "Agreements"); and

     WHEREAS, the Company and the Physicians desire to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act of 1933;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.   Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Commission" means the Securities and Exchange Commission, or any
           ----------
other Federal agency at the time administering the Securities Act.

          "Common Stock" means the common stock, $0.01 par value per share, of
           ------------
the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Registration Statement" means a registration statement filed by the
           ----------------------
Company with the Commission for a public offering and sale of Common Stock (other than a registration statement on Form S-B or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "Registration Expenses" means the expenses described in Section 4.
           ---------------------

          "Registrable Shares" means (i) the shares of Common Stock issued or
           ------------------
issuable upon conversion of the capital stock of the Company issued to the Physicians pursuant to the Affiliation Agreements and (ii) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided,
                                                                     ---------
however,
-------
that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale or transfer whether pursuant to a Registration Statement, Rule 144 under the Securities Act or otherwise.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Shares" shall mean the Shares of Common Stock issued upon conversion
           ------
of the capital stock of the Company issued to the Physicians pursuant to the Agreements.

          "Stockholders" means the Physicians and any persons or entities to
           ------------
whom the rights granted under this Agreement are transferred by a Stockholder pursuant to Section 11 of this Agreement.

     2.   Registration.
          ------------

          (a) Whenever the Company proposes to file a Registration Statement registering shares of its Common Stock under the Securities Act at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within twenty (20) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2 without obligation to any Stockholder; provided, further, that a Physician's rights under this Agreement shall not apply to a Registration Statement filed in connection with the Company's initial public offering of its Common Stock registered under the Securities Act.

          (b) In connection with any registration under this Section 2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If in the opinion of the managing underwriter it is appropriate because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein; provided that if the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of securities entitled to include them in such registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible thereinto). If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence.

     3.   Registration Procedures.  If and whenever the Company is required by
          -----------------------
the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

          (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

          (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or one hundred twenty (120) days after the effective date thereof;

          (c) as expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

          (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be
                            -----------------
required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholders shall be free to resume making offers of the Registrable Shares.

     4.   Allocation of Expenses.  The Company will pay all Registration
          ----------------------
Expenses of all registrations under this Agreement. For purposes of this Section 4, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration. Registration Expenses shall not include any underwriting discounts, selling commissions or the fees and expenses of selling Stockholders' own counsel.

     5.   Indemnification and Contribution.
          --------------------------------

          (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the
-----------------
extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

          (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Stockholders
            -----------------
hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold in connection with such registration.

          (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying
                                --------
Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to
                -----------------
give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party
                                 -----------------
shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Stockholder or any such controlling person in circumstances for which indemnification is provided under this Section 5; then, in each such case, the Company and such Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be
         -----------------
required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

     6.   Information by Holder.  Each Stockholder including Registrable Shares
          ---------------------
in any registration shall furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     7.   "Stand-Off" Agreement.  Each Stockholder, if requested by the Company
           --------------------
and the managing underwriter of an offering by the Company of Common Stock or other securities of the Company pursuant to a Registration Statement, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed one hundred and eighty (180) days) following the effective date of such Registration Statement.

     8.   Rule 144 Requirements.  After the earliest of (i) the closing of the
          ---------------------
sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

          (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

     9.   Mergers, Etc.  The Company shall not, directly or indirectly, enter
          ------------
into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Shares" shall be deemed to be references to the securities which the Stockholders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 9 shall not apply in the
-----------------
event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all Stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within ninety (90) days of completion of the transaction for resale to the public pursuant to the Securities Act.

     10.  Termination.  All of the Company's obligations to register Registrable
          -----------
Shares under this Agreement shall terminate on the second anniversary of this Agreement.

     11.  Transfers of Rights.  This Agreement, and the rights and obligations
          -------------------
of each Stockholder hereunder, may not be assigned by such Stockholder to any person or entity except to a person or entity to whom the Shares are transferred in accordance with the Stockholders Agreements dated the date hereof, between the Company and each of the shareholders.

     12.  General.
          -------

          (a)  Notices.  All notices, requests, consents, and other
               -------
communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

     If to the Company, at 950 Winter Street, Waltham, Massachusetts 02154,
Attention: Secretary, or at such other address or addresses as may have been furnished in writing by the Company to the Physicians; or

     If to a Stockholder, at his or its address set forth on Exhibit A  or at
                                                             ---------
such other address or addresses as may have been furnished to the Company in writing by such Stockholder.

     Notices provided in accordance with this Section 12(a) shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

          (b)  Entire Agreement.  This Agreement embodies the entire agreement
               ----------------
and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          (c)  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least a majority of the Registrable Shares; provided, that this Agreement may be
                                            --------
amended with the consent of the holders of less than all Registrable Shares only in a manner which affects all Registrable Shares in the same fashion. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          (d)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          (e)  Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (f)  Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the Commonwealth of Massachusetts.

     Executed as of the date first written above.

                                     PHYSICIANS QUALITY CARE, INC.:


                                     By: /s/ Jerilyn Asher
                                         ------------------------------------
                                         Jerilyn Asher
                                         President


                                     PHYSICIANS:


                                     /s/ Kevin Beck MD
                                     ----------------------------------------
                                     Kevin Beck, M.D.

                                     /s/ Alphonse Calvanese
                                     ----------------------------------------
                                     Alphonse Calvanese, M.D.

                                     /s/ William Belcastro
                                     ----------------------------------------
                                     William Belcastro, M.D.

                                     /s/ James Haines
                                     ----------------------------------------
                                     James Haines, M.D.

                                     /s/ Jay Ungar
                                     ----------------------------------------
                                     Jay Ungar, M.D.

                                     /s/ Neil Lakritz
                                     by Mark Mullan, Attorney in Fact
                                     ----------------------------------------
                                     Neal Lakritz, M.D.

                                     /s/ Mark Mullan
                                     ----------------------------------------
                                     Mark Mullan, M.D.

                                     /s/ Francis Murray MD
                                     ----------------------------------------
                                     Francis Murray, M.D.

                                     /s/ P.J. Ramaswamy
                                     ----------------------------------------
                                     P. J. Ramaswamy, M.D.

                                     /s/ Jay Burton
                                     ----------------------------------------
                                     Jay Burton, D.O.

                                     /s/ Kathleen Carlson
                                     ----------------------------------------
                                     Kathleen Carlson, M.D.

                                     /s/ Victoria Cook MD
                                     ----------------------------------------
                                     Victoria Cook, M.D.

                                     /s/ Michael Coppola MD
                                     ----------------------------------------
                                     Michael Coppola, M.D.

                                     /s/ Paul Hetzel MD
                                     ----------------------------------------
                                     Paul Hetzel, M.D.

                                     /s/ Robert Hoffman
                                     ----------------------------------------
                                     Robert Hoffman, M.D.

                                     /s/ Thomas Keenan
                                     ----------------------------------------
                                     Thomas Keenan, M.D.

                                     /s/ Bruce Meth
                                     ----------------------------------------
                                     Bruce Meth, M.D.

                                     /s/ Jeffrey Ochs
                                     ----------------------------------------
                                     Jeffrey Ochs, M.D.

                                     /s/ David Pierangelo
                                     ----------------------------------------
                                     David Pierangelo, M.D.

                                     /s/ David Pleet
                                     by Paul Hetzel, Attorney in Fact
                                     ----------------------------------------
                                     David Pleet, M.D.

                                     /s/ Thomas Race
                                     by Paul Hetzel, Attorney in Fact
                                     ----------------------------------------
                                     Thomas Race, M.D.

                                     /s/ Michael Rosen
                                     ----------------------------------------
                                     Michael Rosen, M.D.

                                     /s/ Roy Stillerman
                                     ----------------------------------------
                                     Roy Stillerman, M.D.

                                     /s/ John Zeroogian
                                     ----------------------------------------
                                     John Zeroogian, M.D.

                                     /s/ Patrick Coughlan
                                     ----------------------------------------
                                     Patrick Coughlan, M.D.

                                     /s/ Ronald Kanagaki
                                     ----------------------------------------
                                     Ronald Kanagaki, M.D.

                                     /s/ Bernard Oddi
                                     ----------------------------------------
                                     Bernard Oddi, M.D.

                                     /s/ Anthony Sobey by __ as Attorney in Fact
                                     -------------------------------------------
                                     Anthony Sobey, M.D.

                                   Exhibit A
                                   ---------

Kevin Beck, M.D.
307 Prospect Street
East Longmeadow, MA 01028

Alphonse Calvanese, M.D.
393 Green Hill Road
Longmeadow, MA 01106

William Belcastro, M.D.
33 Pleasant View
Wilbraham, MA 01095

James Haines, M.D.
575 Mapleton Avenue
Suffield, CT 06078

Jay Ungar, M.D.
11 Brookside Drive
Longmeadow, MA 01106

Neal Lakritz, M.D.
142 Blueberry Hill Road
Longmeadow, MA 01106

Mark Mullan, M.D.
82 Green Lane
Springfield, MA 01095

Francis Murray, M.D.
248 Blueberry Hill Road
Longmeadow, MA 01106

P. J. Ramaswamy, M.D.
60 Exeter Avenue
Longmeadow, MA 01106

Jay Burton, O.D.
396 Inverness Lane
Longmeadow, MA 01106

Kathleen Carlson, M.D.
183 Maple Ridge Road
Northhampton, MA 01060

Victoria Cook, M.D.
246 Colony Road
Longmeadow, MA 01106

Michael Coppola, M.D.
33 Western Drive
Longmeadow, MA 01106

Paul Hetzel, M.D.
47 Bellevue Avenue
Springfield, MA 01108

Robert Hoffman, M.D.
703 Frank Smith Road
Longmeadow, MA 01106

Thomas Keenan, M.D.
8 Crescent Hill
Springfield, MA 01105

Bruce Meth, M.D.
108 Canterbury Lane
Longmeadow, MA 01106

Andrew Moskovitz, M.D.
82 Woodbridge Street
South Hadley, MA 01075

Jeffrey Ochs, M.D.
101 Academy Drive
Longmeadow, MA 01106

David Pierangelo, M.D.
12 Milbrook Drive
Wilbraham, MA 01095

David Pleet, M.D.
70 Bellevue Avenue
Springfield, MA 01108

Thomas Race, M.D.
9 Conifer Drive
Wilbraham, MA 01095

Michael Rosen, M.D.
190 Forest Park Avenue
Springfield, MA 01108

Jeffrey Stein, M.D.
164 Wenonah Road
Longmeadow, MA 01106

Roy Stillerman, M.D.
101 Morningside Drive
Longmeadow, MA 01106

Salvatore Tassone
33 Debra Lane
Agawam, MA 01001

John Zeroogian, M.D.
Bigelow Commons, Apt. 1315
Enfield, CT 06082

Patrick Coughlan, M.D.
55 Allen Street
East Longmeadow, MA 01028

Ronald Kanagaki, M.D.
119 Valley View Circle
West Springfield, MA 01089

Bernard Oddi, M.D.
10 Becker Street
Wilbraham, MA 01095

Anthony Sobey, M.D.
22 Longview Drive
Wilbraham, MA 01095

Joseph Mitchell
Ayco Company
Executive Woods, Suite 120
855 Route 146
Clifton Park, NY 12065